UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2022, Arcturus Therapeutics, Inc. (“Arcturus”), a wholly-owned subsidiary of Arcturus Therapeutics Holdings Inc. (the “Company”), and Western Alliance Bank (the “Bank”) entered into a Sixth Amendment (the “Sixth Amendment”) to the Loan and Security Agreement dated October 12, 2018, between the Bank and Arcturus (the “Loan Agreement”).

Pursuant to the Sixth Amendment, the Parties have amended the Loan Agreement to extend by three months the amortization date such that Arcturus agrees to make monthly payments of interest only on each payment date through and including the payment date immediately preceding August 1, 2022. Commencing on August 1, 2022, and continuing on the payment date of each month thereafter, the Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to the Bank, as calculated by the Bank based upon: (1) the amount of the term loan, (2) the effective rate of interest, and (3) a repayment schedule equal to fifteen (15) months. In consideration, Arcturus agreed to furnish a one-time cash payment of $15,000 to the Bank.

The foregoing description of the terms of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which will be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 14, 2022, Arcturus received notice from the Israeli Ministry of Health (“MOH”) to terminate the Supply Agreement, dated as of August 17, 2020 by and between Arcturus and MOH, relating to the potential supply of Arcturus’ first-generation COVID-19 vaccine candidate. No termination penalties were incurred by the Company or Arcturus in connection therewith. Arcturus is in continued discussions with MOH regarding Arcturus’ potential supply to MOH of ARCT-154, the Company’s next-generation COVID-19 vaccine candidate.

Item 8.01.	Other Events.

On April 20, 2022, the Company issued a press release announcing topline data from the Phase 1/2/3 Study for ARCT-154, Arcturus’ self-amplifying mRNA vaccine candidate against COVID-19 disease caused by SARs-CoV-2, conducted in Vietnam and sponsored by Arcturus’ collaborator, Vinbiocare Biotechnology Joint Stock Company. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements, including those regarding strategy, future operations, the expectations for or likelihood of success of any collaborations, the likelihood of success (including safety and efficacy) of the Company’s pipeline (including ARCT-154), the promise of the company’s STARR platform or LUNAR delivery technology with self-amplifying mRNA, the likelihood that any independent verification by Arcturus or the Company, or any regulatory body’s assessment of, of the data will be consistent with the information shared by Vinbiocare, the likelihood that clinical data will be predictive of future clinical results, the likelihood that clinical results will be predictive of results against future COVID variants, the likelihood of regulatory clearance to proceed with, and the planned initiation, design or completion of any clinical trials (including with respect to planned pivotal booster trial for ARCT-154), the timing or completion of any regulatory submissions including by Vinbiocare for submissions regarding ARCT-154, the ability to enroll, planned enrollment and timing for enrollment of, subjects in the planned pivotal booster trial for ARCT-154, the likelihood that clinical data will be sufficient for an EUA in Vietnam or for any other regulatory approval, the likelihood or timing of an EUA in Vietnam for ARCT-154 or for any regulatory approval, the timing and anticipated capacity of the manufacturing facility in Hanoi, Vietnam, the likelihood that a patent will issue from any patent application, and the impact of general business and economic conditions. Arcturus and the Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading "Risk Factors" in the Company’s most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the Commission, which are available on the Commission’s website at www.sec.gov. Except as otherwise required by law, Arcturus and the Company disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 20, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: April 20, 2022

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer